UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue – 20th Floor New York, New York 10110		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 515-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Conditions

On June 7, 2016, Vince Holding Corp. (the “Company”) issued a press release reporting financial results of the Company for the first quarter ended April 30, 2016. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information, including Exhibit 99.1 hereto, the Company furnished under Item 2.02 of this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 2, 2016, the Company held its 2016 annual meeting of stockholders (the “Annual Meeting”).  The proposals submitted to a stockholder vote at the Annual Meeting are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2016.  The results of such stockholder vote are set forth below:

Proposal No. 1 – To elect three Class II directors to serve until our annual meeting of stockholders to be held in 2019 or until their respective successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non Votes
Jonathan Borell	23,978,773	3,724,747	7,045,214
M. Steven Liff	23,893,158	3,810,362	7,045,214
Eugenia Ulasewicz	24,040,767	3,662,753	7,045,214

Proposal No. 2 – Ratification of appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017.

For	Against	Abstain
34,738,670	6,081	3,983

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release of the Company dated June 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINCE HOLDING CORP.

Date: June 7, 2016	By:	/s/ David Stefko
David Stefko
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release of the Company dated June 7, 2016